SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  |x|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_| Preliminary Proxy Statement             |_|        Confidential, For Use
                                                       of the Commission
                                                       Only (as permitted by
                                                       Rule 14a-6(e)(2))
|x| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             GlobespanVirata, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    |x| No fee required.
    |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.
    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    |_| Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

    |_| Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, Schedule or Registration Statement no.:

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    (3) Filing Party:

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    (4) Date Filed:

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
                             [GLOBESPANVIRATA LOGO]




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders (the "Annual Meeting") of
GlobespanVirata, Inc., a Delaware corporation ("GlobespanVirata" or the "Company"), will be held at the Oyster Point Hotel, 146 Bodman Place, Red Bank, New Jersey, on Tuesday, June 11, 2002, at 10:00 a.m. (local time), for the following purposes:

     1.   to elect eight directors;

     2. to ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the year 2002; and

     3. to transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     All stockholders of the Company are cordially invited to attend the Annual Meeting in person. The Board of Directors has fixed the close of business on April 25, 2002 as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting. Each share of the Company's common stock is entitled to one vote on all matters presented at the Annual Meeting. The Company will make available an alphabetical list of stockholders entitled to vote at the Annual Meeting for examination by any stockholder during ordinary business hours, before the Annual Meeting, at the Company's offices located at 100 Schulz Drive, Red Bank, New Jersey 07701 or, on the date of the Annual Meeting, at the Annual Meeting.

     Whether or not you expect to attend the Annual Meeting in person, please read the accompanying proxy statement and promptly complete, date and sign the enclosed proxy card and return it in the enclosed reply envelope. The proxy is revocable by you at any time prior to its use at the Annual Meeting. If you receive more than one proxy card because your shares are registered in different names or addresses, each proxy card should be signed and returned to assure that all your shares will be voted at the Annual Meeting.

                                          By Order of the Board of Directors



                                          Michael Otner
                                          Corporate Secretary
May 7, 2002

                                 PROXY STATEMENT

General

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of GlobespanVirata, Inc., a Delaware corporation ("GlobespanVirata" or the "Company"), of proxies for use at the 2002 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Oyster Point Hotel, 146 Bodman Place, Red Bank, New Jersey, on Tuesday, June 11, 2002 at 10:00 a.m. (local time), and at any adjournment of the Annual Meeting. Our mailing address is 100 Schulz Drive, Red Bank, New Jersey 07701. This Proxy Statement and the enclosed proxy are first being sent to stockholders and made available on the Internet (http://www.globespanvirata.com) on or about May 7, 2002.

     Only stockholders of record at the close of business on April 25, 2002 (the "Record Date") will be entitled to receive notice of and to vote at the Annual Meeting. Each share of common stock outstanding on the Record Date is entitled to one vote. All shares of common stock will vote together as one class on all questions that come before the Annual Meeting. On the Record Date, there were 140,954,450 shares of common stock outstanding.

     At the Annual Meeting, stockholders of the Company will be asked to:

     (1) elect as directors the nominees named below;

     (2) ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 2002; and

     (3) consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment(s) thereof.

Vote Required

     Votes at the Annual Meeting will be tabulated by an inspector of election appointed by the Company. Shares of common stock represented by a properly signed and returned proxy are considered present at the Annual Meeting for purposes of determining a quorum.

     Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, as a general rule, brokers may vote these shares in their discretion. However, brokers are precluded from exercising their voting discretion on certain types of proposals and, absent specific instructions from the beneficial owner in such cases, brokers may not vote on those proposals. This results in what is known as a "broker non-vote" on such proposals.

     Election of directors will be determined by a plurality vote of the shares of common stock present in person or by proxy and voting at the Annual Meeting. Accordingly, votes "withheld" from director-nominee(s) will not count against the election of such nominee(s). Brokers have discretionary authority to vote on the election of directors.

     Passage of the proposal to ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 2002 requires the approval of a majority of the votes cast on this proposal. Abstentions as to this proposal will not count as votes cast for or against this proposal and will not be included in calculating the number of votes necessary for approval of this proposal. Brokers have discretionary authority to vote on this proposal.

     All other matters will be determined by the vote of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and voting on such matters. Abstentions and broker non-votes as to particular matters will not count as votes cast for or against such matters and will not be included in calculating the number of votes necessary for approval of such matters.

     Each stockholder of the Company is requested to complete, sign, date and return the enclosed proxy without delay in order to ensure that shares owned thereby are voted at the Annual Meeting.

     Proxies in the accompanying form will be voted in accordance with the instructions indicated thereon, and, if no such instructions are indicated, will be voted FOR the nominees for election as directors named below, FOR the selection of PricewaterhouseCoopers LLP as the independent accountants for the Company, and, in the discretion of the proxy holders, on any other matters that properly come before the Annual Meeting.

Revocation of Proxies

     Any stockholder may revoke a proxy at any time before such proxy is voted. Proxies may be revoked by:

     o delivering to our Secretary a written notice of revocation bearing a date later than the date of the proxy;

     o duly executing a subsequent proxy relating to the same shares of common stock and delivering it to our Secretary; or

     o attending the Annual Meeting and stating to our Secretary an intention to vote in person and so voting.

     Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any subsequent proxy or written notice of revocation of a proxy should be delivered to GlobespanVirata, Inc., 100 Schulz Drive, Red Bank, New Jersey 07701, Attention: Michael Otner, Secretary.

Solicitation Procedures

     We will bear all costs of the solicitation of proxies. Solicitation will be made by mail, and officers and regular employees of the Company may also solicit proxies by telephone, facsimile or personal interview. In addition, we expect to request persons who hold shares in their names for others to forward copies of this proxy soliciting material to them and to request authority to execute proxies in the accompanying form, and we will reimburse such persons for their out-of-pocket and reasonable clerical expenses in connection with such distributions.

                               STOCK OWNERSHIP OF
                     PRINCIPAL STOCKHOLDERS AND MANAGEMENT


     The table below sets forth information regarding the beneficial ownership of GlobespanVirata's common stock as of April 25, 2002, by (1) each person or entity who is known by GlobespanVirata to own beneficially more than 5% of GlobespanVirata's outstanding stock; (2) each executive officer of the Company named in the Summary Compensation Table; and (3) all directors, nominees and executive officers as a group.

     Applicable percentage ownership in the following table is based on 140,954,450 shares of common stock outstanding as of April 25, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. Shares of the Company's common stock subject to options or conversion rights that are presently exercisable or exercisable within 60 days of April 25, 2002 are deemed to be outstanding and beneficially owned by the person holding such options or conversion rights for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.



Beneficial Owner                                        Number of Shares  Percent of Class
----------------                                        ----------------  ----------------
Entities Associated with Texas Pacific Group(1)....           15,063,716     10.7 %
Massachusetts Financial Services Company(2)........           17,197,184      12.2
Armando Geday(3)...................................            3,087,504       2.2
Charles Cotton(4)..................................              770,126        *
Robert McMullan(5).................................            1,071,281        *
Nicholas Aretakis(6)...............................            1,083,520        *
Gary Bloom(7)......................................               96,600        *
James Coulter(8)...................................           15,063,716      10.7
Dipanjan Deb(9)....................................               42,187        *
Hermann Hauser(10).................................              544,574        *
John Marren........................................                    0        *
Giuseppe Zocco(11).................................              227,247        *
All directors and executive officers as a group
(11 persons)(12) ..................................           22,487,955      15.3

-----------------

* Indicates less than 1%.

(1) Consists of 335,288 shares held by Communication GenPar, Inc., 13,399,197 shares held by TPG Partners, L.P., 1,164,231 shares held by TPG Parallel I, L.P. and 165,000 shares subject to options held by TPG GenPar, LP which are exercisable within 60 days of April 25, 2002. TPG Partners, L.P. and TPG Parallel I, L.P., affiliates of Texas Pacific Group, are shareholders in Communication GenPar, Inc. James Coulter, one of the Company's directors is the sole director and President of Communication GenPar, Inc. and is a managing partner of the general partner of the Texas Pacific Group entities. John Marren, one of the Company's directors, is a partner of the general partner of the Texas Pacific Group entities. The address of Texas Pacific Group is 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(2) Based on a Schedule 13G filed on April 19, 2002, Massachusetts Financial Services Company ("MFSC") beneficially holds 17,197,184 shares of common stock. The Schedule 13G indicates that MFSC has sole voting power over 15,634,372 shares of common stock and sole dispositive power over 17,197,184 shares of common stock. The address of MFSC is 500 Boylston Street, Boston, Massachusetts 02116.

(3) Includes 1,658,801 shares subject to options that are exercisable within 60 days of April 25, 2002.

(4) Includes 769,694 shares subject to options that are exercisable within 60 days of April 25, 2002.

(5) Includes 740,000 shares subject to options that are exercisable within 60 days of April 25, 2002.

(6) Includes 770,000 shares subject to options that are exercisable within 60 days of April 25, 2002.

(7) Includes 96,600 shares subject to options that are exercisable within 60 days of April 25, 2002.

(8) Includes 15,063,716 shares held by entities associated with the Texas Pacific Group. Mr. Coulter is a managing partner of the general partner of the Texas Pacific Group entities, and, as such, may be deemed to have voting and dispositive power over the Texas Pacific Group shares. However, Mr. Coulter disclaims beneficial ownership of the Texas Pacific Group shares except to the extent of his pecuniary interest therein.

(9) Includes 42,187 shares subject to options that are exercisable within 60 days of April 25, 2002.

(10) Includes 447,974 shares held by Providence Investment Company, Limited, that is wholly-owned by the Providence Trust, of which Dr. Hauser may be a beneficiary, and 96,600 shares subject to options which are exercisable within 60 days of April 25, 2002. Dr. Hauser disclaims beneficial ownership of the Providence Investment Company Limited shares. Dr. Hauser could potentially benefit in such shares only at the discretion of the trustee of the Providence Trust.

(11) Includes 96,600 shares subject to options that are exercisable within 60 days of April 25, 2002.

(12) Includes 4,721,080 shares subject to options that are exercisable within 60 days of April 25, 2002.

PROPOSAL 1.         ELECTION OF DIRECTORS

     Eight persons have been nominated for election as directors to serve until the 2003 Annual Meeting of Stockholders and until their successors are elected and qualified, and it is anticipated that each nominee will be a candidate when the election is held. However, if for any reason a nominee is not a candidate at that time, proxies will be voted for a substitute nominee designated by the Company (except proxies marked to the contrary).

     The Board of Directors recommends that stockholders vote "for" the election of the nominees for the Board of Directors named below. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted "for" the nominees named below.

Nominees and Executive Officers

     Set forth below are the names of each nominee for the office of director and each executive officer of the Company, such person's age, the year such person was elected a director of the Company, if any, and such person's principal occupation, other business experience during the last five years, and other directorships in publicly-held corporations:

Nominees

                  Name        Age                       Position
                  ----        ---                       --------
Armando Geday(1)............  40              President, Chief Executive Officer and Director
Charles Cotton(1)...........  55              Director and Executive Chairman of the Board
Gary Bloom(1)(2)............  41              Director
James Coulter(2)............  42              Director
Dipanjan Deb(1)(2)..........  32              Director
Hermann Hauser(3)...........  53              Director
John Marren(1)(3)...........  39              Director
Giuseppe Zocco(3)...........  36              Director

-----------------------

(1)     Member of Executive Committee
(2)     Member of Compensation Committee
(3)     Member of Audit Committee

     Armando Geday has served as our President and Chief Executive Officer since April 1997 and as a director since April 1997. From June 1986 to March 1997, Mr. Geday was Vice President and General Manager of the Multimedia Communications Division of Rockwell Semiconductor Systems, a developer and manufacturer of semiconductor systems. Mr. Geday received a B.S. in Electrical Engineering from the Florida Institute of Technology.

     Charles Cotton has served as our Executive Chairman of the Board since the closing of our merger with Virata Corporation in December 2001. Mr. Cotton served as Chief Executive Officer and a member of the Board of Directors of Virata from September 1997 to December 2001. Mr. Cotton joined Virata in January 1995, first as a consultant, and then in August 1995 as its General Manager, Europe, and was subsequently promoted to Chief Operating Officer in July 1996. Mr. Cotton holds an honors degree in Physics from Oxford University.

     Gary Bloom has served as a member of our Board of Directors since the closing of our merger with Virata in December 2001. Mr. Bloom has been the Chief Executive Officer, President and a Director of Veritas Software since November 2000. Mr. Bloom has also served as Chairman of the Board of Veritas Software since January 2002. Mr. Bloom previously served as Executive Vice President of Oracle Corporation and was employed by Oracle from September 1986 to November 2000. Mr. Bloom received a B.S. in Computer Science from California Polytechnic State University at San Luis Obispo.

     James Coulter has served as a member of our Board of Directors since May 1998. Mr. Coulter has served as a managing partner of Texas Pacific Group, an investment firm, since 1992. Mr. Coulter currently serves as a director of MEMC Electronic Materials, Inc. and several privately held companies. Mr. Coulter received a B.A. in Business from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business.

     Dipanjan Deb has served as a member of our Board of Directors since March 1999. Mr. Deb has been a partner of Francisco Partners, an investment firm, since August 1999. From November 1998 until August 1999, Mr. Deb was employed by Texas Pacific Group, an investment firm, where he was responsible for technology-related investments. From August 1991 to June 1994, Mr. Deb was employed at Robertson Stephens, an investment bank. Mr. Deb rejoined Robertson Stephens in June 1996 and served as their Director of Semiconductor Banking until October 1998. Mr. Deb received a B.S. in Electrical Engineering from the University of California at Berkeley and an M.B.A. from the Stanford Graduate School of Business.

     Dr. Hermann Hauser has served as a member of our Board of Directors since the closing of our merger with Virata in December 2001. Dr. Hauser was a director of Virata and served as its Chairman from March 1993 to December 2001. Dr. Hauser's principal occupation is Director of Amadeus Capital Partners Ltd., a venture capital fund management company, a position he has held since December 1997. Dr. Hauser has also been involved with more than 20 other high technology companies, including Acorn Computer Group plc, EO Ltd., Harlequin, IXI Ltd., Vocalis, Electronic Share Information, Advanced Displays Limited and SynGenix. Dr. Hauser holds a Ph.D. in Physics from Cambridge University.

     John Marren has served as a member of our Board of Directors since June 2000. Since April 2000, Mr. Marren has served as a partner of Texas Pacific Group, an investment firm. From 1996 until 2000, Mr. Marren served as a managing director and the co-head of Technology Investment Banking for Morgan Stanley Dean Witter. From 1992 until 1996, Mr. Marren was a managing director and semiconductor research analyst for Alex. Brown & Sons. Mr. Marren currently serves as Chairman of the Board for MEMC Electronic Materials, Inc. and as a director of ON Semiconductor Corporation and other privately held companies. Mr. Marren received a B.S. in Electrical Engineering from the University of California at Santa Barbara.

     Giuseppe Zocco has served as a member of our Board of Directors since the closing of our merger with Virata in December 2001. Mr. Zocco is a General Partner of Index Ventures, a private venture capital firm based in Geneva, Switzerland, which he joined in 1996. Mr. Zocco currently serves as a director of several privately held companies. Mr. Zocco holds an M.B.A. from Stanford Business School, a B.A. in Finance from Bocconi University in Milan, and an I.E.P. from the London Business School.

Other Executive Officers

                  Name                             Age                              Position
--------------------------------------------   ------------  ------------------------------------------------------
Nicholas Aretakis...........................        40       Vice President - Office of the President (Sales and
                                                             Marketing)
Robert McMullan.............................        47       Chief Financial Officer and Vice President
Andrew Vought...............................        47       Vice President - Office of the President (Finance,
                                                             Legal, Operations and IT)


     Nicholas Aretakis has served as our Vice President - Office of the President (Sales and Marketing) since the closing of our merger with Virata in December 2001. Mr. Aretakis previously served as our Vice President, Worldwide Sales from May 1998 to December 2001. From July 1994 to April 1998, Mr. Aretakis served as Vice President of Marketing and Sales at ESS Technology, Inc., a developer of audio, digital video and modem/fax communication semiconductors and software products for the personal computing industry. Mr. Aretakis received a B.A. in Mathematics from Hobart College and a B.S. in Electrical Engineering from Columbia University.

     Robert McMullan has served as our Chief Financial Officer and Vice President since July 1998. Mr. McMullan also served as our Secretary from February 1999 to February 2000. From November 1990 to March 1998, Mr. McMullan was employed by The BISYS Group, Inc., an outsourcer to the financial services industry, where he served as Executive Vice President and Chief Financial Officer. Mr. McMullan received a B.A. in Business Administration from St. Michael's College.

     Andrew Vought has served as our Vice President - Office of the President (Finance, Legal, Operations and IT) since the closing of our merger with Virata in December 2001. Mr. Vought served as Chief Financial Officer and Secretary of Virata from May 1996 to December 2001 and also as Virata's Senior Vice President of Finance from September 1997 to December 2001. From January 1995 to May 1996, Mr. Vought founded and served as a General Partner of Cheyenne Capital Corporation, a private venture capital firm. Mr. Vought serves on the board of directors of SCM Microsystems Inc. a supplier of digital access control and connectivity solutions. Mr. Vought holds an M.B.A. from the Harvard Business School and a B.S. in Finance and a B.A. in Environmental Studies from the University of Pennsylvania.

Committees of the Board of Directors

     During 2001, the Board of Directors of the Company met four times at regularly scheduled meetings and five times at special meetings. The Company's Board has an Executive Committee, an Audit Committee and a Compensation Committee. There is no nominating committee. Each director has attended at least 75% of all board meetings and applicable committee meetings.

     Executive Committee. The Executive Committee of the Board of Directors is authorized to act with respect to all matters arising before the Board, except for matters which require stockholder approval or of are prohibited by Delaware law, including a sale the Company. The current members of the Executive Committee are Messrs. Deb, Bloom, Cotton, Geday and Marren. James Coulter and Thomas Epley each served on the Executive Committee during 2001, but no longer serve on such committee. The Executive Committee did not meet in 2001.

     Compensation Committee. The Compensation Committee of the Board of Directors reviews and makes recommendations to the Board regarding all forms of compensation provided to our executive officers and directors and our subsidiaries, including stock compensation and loans. In addition, the

Compensation Committee reviews and makes recommendations on stock compensation arrangements for all of our employees. As part of the foregoing, the Compensation Committee also administers the 1999 Equity Incentive Plan, the 1999 Supplemental Stock Option Plan and the Employee Stock Purchase Plan. The current members of the Compensation Committee are Messrs. Bloom, Coulter and Deb. Thomas Epley, Federico Faggin, John Marren and David Stanton each served on the Compensation Committee during 2001, but no longer serve on such committee. The Compensation Committee held three meetings in 2001.

     Audit Committee. The Audit Committee of the Board of Directors reviews and monitors our corporate financial reporting and our audits, including, among other things, our internal control functions, the results and scope of the annual audit and other services provided by our independent auditors and our compliance with legal matters that have a significant impact on our financial reports. The Audit Committee also consults with our management and independent auditors prior to the presentation of quarterly and annual financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the Audit Committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with our independent auditors. The current members of the Audit Committee are Dr. Hauser and Messrs Marren and Zocco. Barbara Connor, Dipanjan Deb and Keith Geeslin each served on the Audit Committee during 2001, but no longer serve on such committee. The Board of Directors believes that all of these directors are independent within the meaning of Rule 4200(a)(15) of the Rules of the National Association of Securities Dealers, Inc. The Audit Committee held five meetings in 2001.

Compensation of Directors

     Directors of GlobespanVirata who are not employees receive $1,500 for participation in meetings of the Board of Directors. Non-employee directors of GlobespanVirata who also serve on either the Compensation or the Audit Committees receive $750 for participation in the committee meetings. We also reimburse our directors for out-of-pocket expenses incurred by them in their capacity as a director.

     In addition, the 1999 Director Stock Plan grants to each non-employee director an option to purchase 30,000 shares of common stock on the date on which he or she is initially elected or appointed to the board; and another option to purchase 15,000 shares of common stock at each of the first two annual stockholders' meetings in the calendar years following the year in which he or she initially became a board member. However, a new director will not receive an option to purchase 15,000 shares of common stock if he or she resigns at that annual stockholders' meeting. At each annual stockholders' meeting following the annual meeting during which each non-employee director received the second option to purchase 15,000 shares of common stock, the 1999 Director Stock Plan grants to each continuing director an option to purchase 7,500 shares of common stock. Each initial option becomes exercisable and vested in 12 equal monthly installments upon the director's completion of each month of Board service measured from the first anniversary of the grant date, provided that he or she attended at least 75% of the scheduled board meetings. Each subsequent option will be fully vested at grant. Dr. Hauser and Messrs. Bloom, Coulter, Deb, Marren and Zocco are non-employee directors.

Report of the Audit Committee

     The Audit Committee operates under a written charter approved by the Board of Directors.

     The following is the report of the Audit Committee with respect to the Company's audited financial statements for the year ended December 31, 2001. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed with the SEC", nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities

Exchange Act of 1934, whether made before or after the date hereof and regardless of any general incorporation language in any such filing, except to the extent that the Company specifically incorporates the report by reference in any such document.

     The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001. The Audit Committee has discussed with the independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1 (that relates to the accountant's independence from the Company and its related entities) and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

     The Audit Committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or certify the activities of management and independent auditors. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company's independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Committee serves a board-level oversight role where it receives information from, consults with, and provides its views and directions to, management and the independent auditors on the basis of the information it receives and the experience of its members in business, financial and accounting matters.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                                 BY ORDER OF THE AUDIT COMMITTEE

                                            Dr. Hermann Hauser
                                            John Marren
                                            Giuseppe Zocco

                              CERTAIN TRANSACTIONS

     During 2001, ZiLOG, Inc. manufactured certain products for us. ZiLOG is controlled by an affiliate of the Texas Pacific Group, an investment firm that is a greater than 10% shareholder in our Company and has two representatives on our board. John Marren, one of our directors, is also a member of the board of directors of ZiLOG. For the year ended December 31, 2001, we purchased $6.3 million of products and engineering services from ZiLOG.

     During the year ended December 31, 2001, we recorded product sales of $1.0 million, related to goods sold to Paradyne Networks, Inc. At December 31, 2001, we also had a payable to Paradyne Networks in the amount of $1.2 million. In conjunction with the termination of a Cooperative Development Agreement in July 1998, we entered into a four-year Supply Agreement with Paradyne Networks, which gave Paradyne Networks preferential pricing for our products. The Supply Agreement requires, among other things, that we honor Paradyne Networks' orders for our products in quantities consistent with Paradyne Networks' past ordering practices and that we afford Paradyne Networks at least the same priority for its orders as we afford our other similarly situated customers. Entities associated with Texas Pacific Group are greater than 10% shareholders of both GlobespanVirata and Paradyne Networks. In addition, certain former members of our Board of Directors, Messrs. Epley, Geeslin and Stanton, have served as directors of Paradyne Networks.

     In May 1999, we loaned approximately $1,233,300 to Robert McMullan and $1,166,630 to Nicholas Aretakis, secured by a stock pledge agreement, in connection with their purchase of approximately 323,325 and 303,324 shares (as adjusted for our 3-for-1 stock split in February 2000) of our common stock, respectively. Each full recourse note accrues interest at the rate of 5.22% per annum and is payable upon the earlier of the fifth anniversary of the note or 30 days following termination of employment. In June 1999, we loaned approximately $2,200,000 to Armando Geday in connection with his purchase of approximately 1,467,180 shares (as adjusted for the our 3-for-1 stock split in February 2000) of our common stock. Mr. Geday's loan is on substantially the same terms as the loans to Messrs. McMullan and Aretakis. All future transactions, including any loans from GlobespanVirata to its officers, directors, principal stockholders or affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors or, if required by law, a majority of disinterested stockholders. These transactions, if any, will be on terms no less favorable to GlobespanVirata than could be obtained from unaffiliated third parties.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the Securities and Exchange Commission. Such directors, officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms received by it, and on written representations from certain reporting persons, we believes that our directors, officers and 10% stockholders timely filed all forms required to be filed under Section 16(a) during the year ended December 31, 2001.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation information for the years ended December 31, 2001, 2000, and 1999 paid by the Company for services by our Chief Executive Officer and our other executive officers whose total salary and bonus for such year exceeded $100,000, collectively referred to below as the Named Executive Officers:


                                             Summary Compensation Table

                                                                                   Long-term
                                           Annual Compensation                    Compensation
                                 -------------------------------------          -----------------

                                                                                    Securities
Name and Principal                                                                 Underlying              All Other
   Position                   Year          Salary             Bonus               Options (#)          Compensation(a)
------------------            ----  ------------------  -----------------       -----------------       ---------------

Armando Geday..............   2001          $  235,000       $    550,000               1,000,033                $ 381
President and Chief           2000             235,000            550,000                 250,000                  573
Executive Officer             1999             225,173            475,000                 480,048                  405
Nicholas Aretakis..........   2001             160,000            275,000                 500,000                4,994
Vice President - Office of    2000             160,000            275,000                 120,000                5,448
the President (Sales and      1999             153,436            130,000                 219,999                3,094
Marketing)
Robert McMullan............   2001             160,000            275,000                 500,000                7,261
Chief Financial Officer       2000             160,000            275,000                  90,000                7,133
and Vice President            1999             153,436            225,000                 240,000                5,198


---------------------


(a) The amounts in this column include Company contributions under the Company's 401(k) plan and imputed income on life insurance premiums.

                        Option Grants in Last Fiscal Year

     The following table sets forth each grant of stock options during the year ended December 31, 2001 to each of the Named Executive Officers. No stock appreciation rights were granted to these individuals during such year.



                                                Individual Grants
                           -----------------------------------------------------------   Potential Realizable Value
                                                                                         at Assumed Annual Rates
                                            % of Total                                  of Stock Price Appreciation
                           Number of         Options                                        for Option Term(d)
                           Securities       Granted                                     ---------------------------------
                           Underlying         to
                           Options          Employees       Exercise     Expiration
       Name                Granted(a)       in 2001(b)      Price(c)        Date            5%                  10%
------------------------   ---------------  --------------  -----------  ------------- -------------     -----------------





Armando Geday............      500,000           2.8              $9.10        6/19/11      2,861,471            7,251,528

                               500,033           2.8             $12.40       12/17/11      3,899,404            9,881,855

Nicholas Aretakis........      300,000           1.7              $9.10        6/19/11      1,716,882            4,350,917

                               200,000           1.1             $12.40       12/17/11      1,559,659            3,952,481

Robert McMullan..........      300,000           1.7              $9.10        6/19/11      1,716,882            4,350,917

                               200,000           1.1             $12.40       12/17/11      1,559,659            3,952,481
-------------------


(a) Each of the options listed in the table is immediately exercisable. The shares purchasable upon exercise of the options may be repurchased by the Company at the original exercise price paid per share if the optionee ceases service before vesting in such shares. The repurchase right lapses for the option shares, and each officer vests as to 25% of the option shares, upon completion of 12 months of service from the date of grant; and each officer vests as to 6.25% of the option shares upon the completion of every three-month period of service over the next three years thereafter. Each of the options has a ten-year term, but the term may end earlier if the optionee ceases service with the Company.

(b) Based on a total of 17,821,986 options to purchase common stock granted to the Company's employees under the 1996 Equity Incentive Plan, the 1999 Equity Incentive Plan, the 1999 Supplemental Stock Option Plan and the 1999 Director Stock Option Plan during 2001. Options issued under option plans of acquired companies and assumed by the Company are not included in the number of options granted to employees of the Company.

(c) The exercise price was equal to the fair market value of the Company's common stock as valued by the Board of Directors on the date of grant. The exercise price may be paid in cash or through a cashless exercise procedure involving a same-day sale of the purchased shares. The exercise price may also be paid with a full recourse promissory note.

(d) The potential realizable value is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent the Company's prediction of its stock price performance. The potential realizable value at 5% and 10% appreciation is calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

                         Aggregated Option Exercises in
               Last Fiscal Year and Fiscal Year-end Option Values

     The following table sets forth information concerning the number of shares acquired and the value realized upon the exercise of stock options during the year ended December 31, 2001 and the number and value of unexercised options for each of the Named Executive Officers.


                                                                 Number of Securities           Value of
                                                                      Underlying              Unexercised In-
                                Number of                        Unexercised Options         The-Money Options
                                 Shares                          Held at December 31,             Held at
                                Acquired         Value                   2001                December 31, 2001
            Name              on Exercise      Realized          Vested/Unvested(a)           Vested/Unvested(b)
------------------------      -----------      --------        -------------------------  -------------------------

Armando Geday........               -               0             269,375/1,389,426        $396,825/$2,849,541

Nicholas Aretakis......             -               0              112,500/683,750             $0/$1,517,525

Robert McMullan......               -               0              103,125/699,791             $0/$1,850,711

-----------------


(a) The options are immediately exercisable for all of the option shares, but any shares purchased under those options may be repurchased by the Company at the original exercise price paid per share, if the optionee ceases service with the Company before vesting in such shares. The heading "Vested" refers to option shares that are no longer subject to repurchase; the heading "Unvested" refers to option shares (including shares that were previously issued upon the early exercise of options) subject to repurchase as of December 31, 2001.

(b) Based on the closing price of the Company's common stock on the Nasdaq National Market on December 31, 2001 of $12.95 per share.

Change of Control Arrangements and Employment Agreements

     Upon specified defined events causing a change in control of GlobespanVirata, an option or other award under our 1999 Equity Incentive Plan will become fully exercisable and fully vested if the option or award is not assumed by the surviving corporation or its parent or if the surviving corporation or its parent does not substitute another award on substantially the same terms. If an optionee or other participant under the 1999 Equity Incentive Plan is involuntarily terminated within 12 months after a change in control in which the option or award was assumed or substituted, then the option or award becomes fully exercisable and vested.

     Except for Armando Geday, our President and Chief Executive Officer, Charles Cotton, our Executive Chairman of the Board, and Nicholas Aretakis, our Vice President - Office of the President (Sales and Marketing), none of our executive officers have an employment agreement with

GlobespanVirata, and they may resign at any time and we may terminate their employment at any time without any contractual liability of the Company to the executive officer.

     The Company entered into an employment agreement with Mr. Geday, dated October 1, 2001, which took effect upon the closing of our merger with Virata on December 14, 2001. The employment agreement with Mr. Geday provides for an initial two-year term; provided that beginning on the effective date and on each day thereafter, the employment period shall automatically be extended for one additional one day, unless either party notifies the other that it no longer wishes such automatic extensions to continue. The agreement provides for an annual base salary to be no less favorable to Mr. Geday than his current annual base salary and which shall be reviewed by the Board of Directors no less frequently than annually, at which time Mr. Geday's salary may be increased (but not decreased) at the discretion of the Board. In 2001, Mr. Geday was paid a base salary of $235,000. Mr. Geday is eligible to earn an annual performance bonus in an amount determined at the discretion of the Board for each fiscal year; provided that Mr. Geday's total cash compensation in any calendar year shall be no less than $500,000. If the Company terminates Mr. Geday's employment without cause or he resigns for good reason, then he will be promptly paid as severance a lump sum equal to (a) any accrued but unpaid base salary to the date of termination and all other accrued but unpaid amounts as of the date of termination, (b) the product of (i) 100% of Mr. Geday's target bonus for the calendar year in which the termination occurs times (ii) a fraction, the numerator of which is the number of days of the then current calendar year that have elapsed prior to the date of termination and the denominator of which is 365, (c) an amount equal to the product of Mr. Geday's base salary times two,
(d) an amount equal to Mr. Geday's target bonus for the calendar year in which the termination occurs and (e) an additional payment of $500,000. In addition, if the Company terminates Mr. Geday without cause or he resigns for good reason, all options and shares of restricted stock granted to Mr. Geday will become fully vested and he shall be entitled to exercise all such options for three years following the date of termination. During the first two years following the effective date of the agreement, Mr. Geday's employment may only be terminated by the Company upon the affirmative vote, in writing, of directors constituting at least 75% of the then current members of the Board, after a duly constituted meeting of the Board held to consider such matter, with reasonable advance notice to Mr. Geday that such Board meeting is to occur, and with an opportunity to be represented at such meeting by counsel.

     The Company entered into an employment agreement with Mr. Cotton, dated October 1, 2001, which took effect upon the closing of our merger with Virata on December 14, 2001. The employment agreement with Mr. Cotton provides that Mr. Cotton shall serve as the Executive Chairman of the Board for a one-year term at an annual base salary of (pound)200,000. Mr. Cotton may continue to serve as the non-executive Chairman for an additional 12 months or for such longer period as may be agreed between the parties, subject to the Company's organizational documents and applicable law. Mr. Cotton is eligible to earn an annual performance bonus in an amount determined at the discretion of the Board for each fiscal year; provided that Mr. Cotton's total cash compensation while serving as Executive Chairman shall be no less than $500,000. If the Company terminates Mr. Cotton's employment without cause or he resigns for good reason, then he will be promptly paid as severance a lump sum equal to (a) any accrued but unpaid base salary to the date of termination and all other accrued but unpaid amounts as of the date of termination, (b) the product of (i) 100% of Mr. Cotton's target bonus for the calendar year in which the termination occurs times (ii) a fraction, the numerator of which is the number of days of the then current calendar year that have elapsed prior to the date of termination and the denominator of which is 365, (c) an amount equal to the product of Mr. Cotton's base salary times two, and (d) an amount equal to Mr. Cotton's target bonus for the calendar year in which the termination occurs. In addition, if the Company terminates Mr. Cotton without cause or he resigns for good reason, all options and shares of restricted stock granted to Mr. Cotton will become fully vested and he shall be entitled to exercise all such options for three years following the date of termination. During the first two years following the effective date of the agreement, Mr. Cotton's employment may only be terminated by the Company upon the affirmative vote, in writing, of directors constituting at least 75% of the then current members of the Board, after a duly constituted meeting of the Board held to consider such matter, with reasonable advance notice to Mr. Cotton that such Board meeting is to occur, and with an opportunity to be represented at such meeting by counsel.

     The Company entered into an employment agreement with Mr. Aretakis, dated January 17, 2002. The employment agreement provides that Mr. Aretakis will serve as a Vice President of the Company through December 31, 2002, with automatic one year extensions unless either party gives at least 60 days notice that it no longer wishes such automatic extensions to continue. Mr. Aretakis shall also serve, for a period expected to last until December 31, 2002, in the Office of the President. Mr. Aretakis' agreement provides for an annual base salary of $220,000. Beginning in April 2003, the base salary shall be reviewed by the Board of Directors no less frequently than annually and may be increased at the discretion of the Board. Mr. Aretakis is eligible to earn an annual performance bonus in an amount determined at the discretion of the Board for each fiscal year. The annual target bonus will initially be $100,000, with an initial maximum bonus of $200,000. Notwithstanding the foregoing, Mr. Aretakis shall receive a guaranteed bonus of $120,000 with respect to the first 12 months of the employment period, payable quarterly in arrears. If the Company terminates Mr. Aretakis' employment without cause, then he will be promptly paid as severance a lump sum equal to his annual base salary. In addition, if the Company terminates Mr. Aretakis without cause, all options and shares of restricted stock shall continue to vest during the 12 month period commencing on the date of termination and he shall be entitled to exercise all such options during the 12 month period commencing on the date of termination and for an additional 90 days thereafter.

Compensation Committee Interlocks and Insider Participation

     Thomas Epley, a member of our Board and Compensation Committee until June 16, 2001, was Chairman of the Board of Directors from August 1996 to March 1999 and was CEO and President of the Company from August 1996 to April 1997. Mr. Epley is also a director of Paradyne Networks, chairman of its board of directors and is a member of its compensation committee. Paradyne Networks is a customer of GlobespanVirata.

Report of the Compensation Committee of the Board of Directors

     General. The Compensation Committee makes recommendations to the Board of Directors concerning the salary and cash bonus compensation for our chief executive officer and determines the salary and cash bonus compensation for our other executive officers and senior management. The Compensation Committee is mindful of our commitment to being a leading provider of integrated circuits in a competitive market. To realize these objectives, our compensation levels must be such as to motivate and retain these individuals.

     Compensation Policy. The overall policy of the Compensation Committee is to offer our executive officers competitive compensation opportunities based on their personal performance, the financial performance of the Company and their contributions to the Company's success, and that are competitive enough to attract and retain highly skilled individuals. The compensation paid to these executives consists of base salary and incentive performance awards payable in cash which takes into account Company and individual performance. The Company also encourages ownership of stock by its executives through long-term stock based incentive awards.

     Base Salary and Bonus. The Compensation Committee seeks to establish base salaries and bonuses that are competitive with the compensation level for executive officers with similar positions in comparable organizations (based on publicly available data from selected comparable companies). On

October 1, 2001, the Company entered into employment agreements with Mr. Geday, our President and Chief Executive Officer, and with Mr. Cotton, our Executive Chairman of the Board. These agreements became effective upon the closing of our merger with Virata on December 14, 2001. In addition, on January 17, 2001, the Company entered into an employment agreement with Mr. Aretakis, our Vice President - Office of the President (Sales and Marketing). See "Change of Control Arrangements and Employment Agreements." In accordance with his agreement, the Compensation Committee annually reviews and determines Mr. Geday's base salary and set his salary at $235,000 for 2001. The Compensation Committee further reviews and determines the base salaries for the Company's other executive officers based in part upon the recommendation of Mr. Geday. The Compensation Committee establishes bonuses for executive officers based upon potential contributions of those individuals toward (i) increasing revenues,
(ii) increasing the number of customers, (iii) developing the Company's businesses and (iv) successfully completing certain financial, business or strategic objectives. In recognition of his contributions in these areas, Mr. Geday was awarded a 2001 bonus of $550,000. In setting the bonus amounts for our executive officers and senior management other than Mr. Geday, the Compensation Committee also relies, in part, upon the recommendation of Mr. Geday, as the person in the best position to judge the respective performances of said individuals. In its deliberations, the Compensation Committee did not assign quantitative relative weights to different factors or follow mathematical formulae. The Compensation Committee exercised its discretion and made a judgment after considering the factors that it deemed relevant to determine the appropriate compensation for our officers and senior management.

     Long-Term Incentives. The Compensation Committee administers and the Board of Directors makes grants under the 1999 Equity Incentive Plan. Officers (and other employees) are eligible to receive stock option grants, which are intended to promote success by aligning employee financial interests with long-term shareholder value. Stock option grants are based on various subjective factors primarily relating to responsibilities of the individual officers, expected future contributions and prior option grants. Each option generally vests in installments over a four year period, contingent on the officer's continued employment with the Company. Stock option grants to executive officers are granted at an exercise price equal to fair market value of the Company's common stock on the date of grant.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company's five most highly paid executive officers. Certain performance-based compensation that has been approved by stockholders is not subject to the deduction limit. Options that have been granted under the Company's 1999 Equity Incentive Plan are intended to qualify as performance-based compensation not subject to the deduction limit under Section 162(m). So long as it is consistent with its overall business, compensation and retention objectives, the Company will, to the extent reasonable, endeavor to keep executive compensation deductible by the Company for federal income tax purposes.

     The Compensation Committee's recommendations for compensation for 2001 were accepted by the Board of Directors.

                                 BY ORDER OF THE COMPENSATION COMMITTEE

                                            Gary Bloom
                                            James Coulter
                                            Dipanjan Deb

                             STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder returns, over the periods presented, on the Company's common stock, the Nasdaq Stock Market -(U.S.) Index and the JP Morgan H&Q Communications Index (formerly, the Hambrecht & Quist Communications Index). The fiscal year-end values of each investment are based on share price appreciation plus reinvested dividends, and assume an initial investment of $100 on June 23, 1999, the first day of public trading of the Company's common stock, in each of the Company's common stock, the Nasdaq Stock Market (U.S.) Index and the JP Morgan H&Q Communications Index. No cash dividends have been paid on the Company's common stock. The comparisons are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's common stock.

     As indicated in the charts, the market price of the Company's common stock (adjusted for stock splits) has increased from $5.00 at the time of the Company's initial public offering of common stock, to a closing price of $12.95 on December 31, 2001. On April 25, 2002, the closing price of the common stock was $9.17.

Cumulative Total Returns Since the Company's Initial Public Offering

                                 [performance graph]



---------------------------------------------------------------------------------------------------
                                          June 23,   December 31,    December 31,    December 31,
                                            1999        1999             2000           2001
                                            ----        ----             -----          ----
GlobespanVirata.........................     $100.00   $434.12         $550.00        $259.00
Nasdaq Stock Market (U.S.)..............     $100.00   $156.92         $ 94.33        $74.89
JP Morgan H&Q Communications Index......     $100.00   $198.34         $126.12        $58.74
---------------------------------------------------------------------------------------------------

     The above report of the Compensation Committee and the stock performance graph shall not be deemed to be "soliciting material" or to be "filed with the SEC", nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and regardless of any general incorporation language in any such filing, except to the extent that the Company specifically incorporates such report or graph by reference in any such document.


PROPOSAL 2.       APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     At the recommendation of the Audit Committee, the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, independent public accountants, as the auditors of the Company for the year ending December 31, 2002. PricewaterhouseCoopers LLP has audited the Company's financial statements since the Company's formation in 1996.

     If the foregoing appointment of PricewaterhouseCoopers LLP is not ratified by stockholders, the Board of Directors will consider the appointment of other independent accountants. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement should he so desire and to respond to appropriate questions from stockholders.

     Audit Fees. PricewaterhouseCoopers LLP billed the Company $365,437, in the aggregate, for professional services rendered by them for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and the reviews of the interim financial statements included in the Company's Forms 10-Q filed during the fiscal year ended December 31, 2001.

     Financial Information Systems Design and Implementation Fees. PricewaterhouseCoopers LLP provided no professional services to the Company of the nature described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X during the fiscal year ended December 31, 2001.

     All Other Fees. PricewaterhouseCoopers LLP billed the Company $1,191,127, in the aggregate, for all other services rendered by them (other than those covered above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees") during the fiscal year ended December 31, 2001. Other fees primarily relate to income tax compliance and related services of $554,145, acquisition and other transaction related services of $350,542 and other professional services of $286,440.

     The Audit Committee has considered whether the provision of the above non-audit services is compatible with maintaining the auditor's independence. The Audit Committee has determined that the rendering of such services by Pricewaterhouse Coopers LLP is compatible with maintaining such firm's independence.

     The Board of Directors recommends that stockholders vote to ratify the appointment of the firm of PricewaterhouseCoopers LLP. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted "for" ratifying the appointment of the auditors described above.

                             ADDITIONAL INFORMATION

Other Matters

     The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

Annual Report on Form 10-K

     A copy of our Annual Report on Form 10-K for the year ended December 31, 2001 is being mailed to all stockholders together with this proxy statement. Additional copies of the Annual Report on Form 10-K are available, without charge, upon written request to: GlobespanVirata, Inc., Attn: Investor Relations, 100 Schulz Drive, Red Bank, New Jersey 07701. Our Form 10-K and this Proxy Statement are also available on our website (http://www.globespanvirata.com).
 ------------------------------

Stockholder Proposals

     In accordance with our By-laws, for a matter to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof to the Secretary of the Company not less than 60 days nor more than 90 days in advance of the anniversary date of the immediately preceding annual meeting. Any such notice must contain certain information specified in the By-laws.

     Pursuant to applicable rules under the Securities and Exchange Act, some stockholder proposals may be eligible for inclusion in our proxy statement and form of proxy for the 2003 Annual Meeting of Stockholders. In order to be included, any such proposal must be received at our offices at 100 Schulz Drive, Red Bank, New Jersey 07701, Attention: Secretary, not later than January 7, 2003. Stockholders wishing to submit proposals that are not to be included in our proxy statement must do so not later than March 8, 2003.

                               By Order of the Board of Directors


                               Michael Otner
                               Corporate Secretary

May 7, 2002

                              GLOBESPANVIRATA, INC.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             Annual Meeting of Stockholders, Tuesday, June 11, 2002

     The undersigned stockholder of GLOBESPANVIRATA, INC., a Delaware corporation, hereby appoints Armando Geday and Robert McMullan, or either of them, voting singly in the absence of the other, attorneys and proxies, with full power of substitution and revocation, to vote, as designated below, all shares of common stock of GlobespanVirata, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held at the Oyster Point Hotel, 146 Bodman Place, Red Bank, New Jersey on Tuesday, June 11, 2002 at 10:00 a.m. (local time) or any adjournment(s) thereof, in accordance with the instructions on the reverse side.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted "FOR" all nominees in Proposal No. 1 and "FOR" Proposal No 2. The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.

     TO VOTE BY MAIL, PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

The Board of Directors recommends a vote "FOR" all nominees in Proposal No. 1 and "FOR" Proposal No. 2.

1.   Election of the following Nominees as Directors:

     (1)      Armando Geday
     (2)      Charles Cotton
     (3)      Gary Bloom
     (4)      James Coulter
     (5)      Dipanjan Deb
     (6)      Hermann Hauser
     (7)      John Marren
     (8)      Giuseppe Zocco

     FOR ALL NOMINEES                             ABSTAIN
     (except written to the contrary below)

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       To withhold authority to vote for any
       individual Nominee, write the Nominee's
       name on the space provided below:

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2.   The appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2002.

     FOR           AGAINST            ABSTAIN

     |_|             |_|                |_|

     THE PROXIES ARE AUTHORIZED TO VOTE AS THEY MAY DETERMINE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Date: ________________________________, 2002


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         Signature

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         Signature (if held jointly)
                                      Please sign exactly as name appears above.


                                      When shares are held in name of joint
                                      holders, each should sign. When signing
                                      as attorney, executor, trustee, guardian, etc., please so indicate. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

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     DETACH PROXY CARD HERE IF YOU ARE VOTING BY MAIL AND RETURN IN ENCLOSED
                                   ENVELOPE.
                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.